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                                   EXHIBIT 5.1
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                                  Law Offices Of
                           PILLSBURY MADISON & SUTRO LLP
                                2700 Sand Hill Road
Los Angeles              MENLO PARK, CALIFORNIA 94025-7020        Menlo Park
New York                     Telephone (415) 233-4500             Orange County
Sacramento                   Telecopier (415) 233-4545            San Diego
Washington, D.C.                                                  San Jose
Tokyo                                                             Hong Kong
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Writer's Direct Dial Number



                                  May 13, 1996



NETCOM On-Line Communication Services, Inc.
3031 Tisch Way
San Jose, CA 95128


     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by NETCOM On-Line Communication Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 729,598 shares of the Company's common stock, $.01 par value (the "Common Stock") and the Preferred Stock Purchase Rights associated therewith, issuable pursuant to the Company's Amended and Restated 1993 Stock Option Plan (the "Plan"), it is our opinion that the Common Stock, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,


                             /S/ PILLSBURY MADISON & SUTRO







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